UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2007

Angelica Corporation
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-5674 (Commission File Number)	43-0905260 (I.R.S. Employer Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri 63017-3406
(Address of principal executive office)(Zip Code)

(314) 854-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Angelica Corporation issued a press release on September 19, 2007 announcing the following items:

•	Pursuant to its July 17, 2007 engagement of Morgan Joseph & Co., Inc. to explore strategic alternatives, Morgan Joseph has been authorized to pursue a possible sale of the Company.

•
In connection with an agreement with Steel Partners entered into as of August 30, 2006 to settle a proxy contest for the 2006 annual meeting, Angelica’s Board of Directors reevaluated separation of the role of the Chairman of the Board and Chief Executive Officer.  As a result, the Board elected Ronald J. Kruszewski as non-executive Chairman of the Board, and John J. Quicke, a representative of Steel Partners, as Vice Chairman of the Board.   Stephen M. O’Hara continues as President and Chief Executive Officer.

A copy of the press release is attached as Exhibit 99.1

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, unless the Company specifically incorporates either the Current Report or the exhibit by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.  By furnishing this information on Form 8-K, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press release of Angelica Corporation dated September 19, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELICA CORPORATION

Dated: September 24, 2007	/s/ Steven L. Frey
Steven L. Frey
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Angelica Corporation dated September 19, 2007